Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Note: Name of Subsidiaries are indented under name of its parent. Subsidiaries are wholly owned unless otherwise noted. (Director's or other share required by statute in foreign jurisdictions and totaling less than 1% of equity are omitted).

Vishay Precision Foil, Inc.	Delaware
Vishay Precision Foil GmbH	Germany
Vishay Measurements Group GmbH	Germany
Powertron GmbH	Germany

Vishay Measurements Group, Inc.	Delaware
Vishay Transducers, Ltd.	Delaware	(A)
Vishay Transducers India Private Limited	India
Pharos de Costa Rica, S.A.	Costa Rica
Vishay Celtron Technologies, Inc.	Taiwan
Vishay Precision Group Canada ULC	Canada
Vishay Precision Holdings B.V.	Netherlands
Vishay Precision España S.L.	Spain
Vishay Precision Asia Investments Pte., Ltd.	Singapore
Vishay Precision Measurement Trading (Shanghai) Co., Ltd.	China
Vishay Precision Transducers India Private Limited	India
Vishay Celtron (Tianjin) Technologies Co., Ltd.	China
Vishay Tedea-Huntleigh (Beijing) Electronics Co., Ltd.	China

Vishay Precision Group Japan K.K.	Japan
Vishay Precision Foil K.K.	Japan
Alpha Electronics Corp.	Japan	(B)

Vishay Precision Israel Ltd.	Israel
Vishay Measurements Group UK Ltd.	England and Wales
Tedea-Huntleigh Europe Ltd.	England and Wales
Vishay Advanced Technologies Ltd.	Israel
Tedea-Huntleigh B.V.	Netherlands
Vishay Measurements Group France S.A.S.	France
SCI Vijafranc	France

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Subsidiaries of the Registrant (continued)

Vishay PM Group Ltd.	England and Wales
Vishay PM Onboard (Ireland) Limited	Ireland
Vishay MD Technik GmbH	Germany
Vishay Waste Collections Systems B.V.	Netherlands	(C)
Vishay Waste Collections Systems NV	Belgium	(D)
Vishay PME France SARL	France
Vishay PM Onboard Ltd.	England and Wales
Vishay PM Belgium NV	Belgium	(E)
Vishay Nobel AB	Sweden
AB Givareteknik	Sweden
Vishay Nobel AS	Norway

(A)	Registrant has a direct ownership interest of 62% in Vishay Transducers, Ltd.

(B)	Registrant has a direct ownership interest of 99.7% in Alpha Electronics Corp.

(C)	Registrant has a 90% indirect interest in Vishay Waste Collections Systems B.V.

(D)	Registrant has a 97% indirect interest in Vishay Waste Collections Systems NV

(E)	Vishay PM Onboard Ltd. Owns 50% of Vishay PM Belgium NV

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